As filed with the Securities and Exchange Commission on March 12, 2010

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magma Design Automation, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0454924
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1650 Technology Drive

San Jose, California 95110

(Address of Principal Executive Offices)

Magma Design Automation, Inc. 2001 Stock Incentive Plan

Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan

(Full Title of the Plan)

Rajeev Madhavan

Chief Executive Officer

Magma Design Automation, Inc.

1650 Technology Drive

San Jose, California 95110

(408) 565-7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Karen K. Dreyfus, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.0001 par value per share, issuable under the 2001 Stock Incentive Plan (2)	3,171,722 shares	$2.37(4)	$7,516,981.14	$535.96
Common Stock, $0.0001 par value per share, issuable under the 2001 Employee Stock Purchase Plan (3)	1,526,509 shares	$2.01(5)	$3,068,283.09	$218.77
TOTALS	4,698,231 shares		$10,585,264.23	$754.73

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Magma Design Automation, Inc. 2001 Stock Incentive Plan, as amended, and the Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan, as amended (together, the “Plans”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Reflects an automatic annual increase on January 1, 2010 to the number of shares of the Registrant’s common stock reserved for issuance under the 2001 Stock Incentive Plan, which annual increase is provided for in the 2001 Stock Incentive Plan.
(3)	Reflects an automatic annual increase on January 1, 2010 to the number of shares of the Registrant’s common stock reserved for issuance under the 2001 Employee Stock Purchase Plan, which annual increase is provided for in the 2001 Employee Stock Purchase Plan.
(4)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the price of $2.37 per share, which represents the average of the high and low prices per share of the Registrant’s common stock as reported on the Nasdaq Global Market on March 5, 2010.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon 85% of the price of $2.37 per share, which represents the average of the high and low prices per share of the Registrant’s common stock as reported on the Nasdaq Global Market on March 5, 2010. Pursuant to the 2001 Employee Stock Purchase Plan, the purchase price of a share of the Registrant’s common stock shall be an amount equal to 85% of the fair market value of a share of common stock at the lesser of such price on the exercise date or the first day of the applicable offering period.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(A) PROSPECTUS

Item 1.	Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.	Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for its fiscal year ended May 3, 2009, filed with the Commission on July 20, 2009 (Commission File No. 000-33213);

(b)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended August 2, 2009, filed with the Commission on September 14, 2009 (Commission File No. 000-33213);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended November 1, 2009, filed with the Commission on December 10, 2009 (Commission File No. 000-33213);

(d)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 31, 2010, filed with the Commission on March 11, 2010 (Commission File No. 000-33213);

(e)	The Company’s Current Report on Form 8-K filed with the Commission on May 29, 2009 (Commission File No. 000-33213);

(f)	Item 8.01 of the Company’s Current Report on Form 8-K filed with the Commission on August 27, 2009 (Commission File No. 000-33213);

(g)	The Company’s Current Report on Form 8-K filed with the Commission on September 15, 2009 (Commission File No. 000-33213);

(h)	The Company’s Current Report on Form 8-K filed with the Commission on October 16, 2009 (Commission File No. 000-33213);

(i)	Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on December 4, 2009 (Commission File No. 000-33213);

(j)	Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on February 25, 2010 (Commission File No. 000-33213); and

(k)	The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 3, 2001 (Commission File No. 000-33213), and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VIII of the Registrant’s Amended and Restated Certificate of Incorporation (Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on June 28, 2002) and Article 6 of the Registrant’s Amended and Restated Bylaws (Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on June 28, 2002) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as directors or officers to the fullest extent permitted by law (Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q filed on March 12, 2009).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 12, 2010.

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ RAJEEV MADHAVAN
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rajeev Madhavan and Peter S. Teshima, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAJEEV MADHAVAN Rajeev Madhavan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 12, 2010

/s/ PETER S. TESHIMA Peter S. Teshima	Corporate Vice President - Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2010

/s/ GOVIND KIZHEPAT Govind Kizhepat	Director	March 12, 2010

/s/ CHESTER J. SILVESTRI Chester J. Silvestri	Director	March 12, 2010

/s/ SUSUMU KOHYAMA Susumu Kohyama	Director	March 12, 2010

Kevin C. Eichler	Director

/s/ ROY E. JEWELL Roy E. Jewell	Director	March 12, 2010

/S/ THOMAS M. ROHRS Thomas M. Rohrs	Director	March 12, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Magma Design Automation, Inc. 2001 Stock Incentive Plan. (Filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K, filed with the Commission on June 16, 2008 (Commission File No. 000-33213) and incorporated herein by this reference.)

4.2	Magma Design Automation, Inc. 2001 Employee Stock Purchase Plan. (Filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed with the Commission on June 16, 2008 (Commission File No. 000-33213) and incorporated herein by this reference.)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (opinion re legality).

23.1	Consent of Grant Thornton LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (See page 5 of this Registration Statement).